UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 630-5460

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on March 25, 2014, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), entered into an Interest Purchase Agreement, dated March 19, 2014 (the “Purchase Agreement”), with VaultLogix, LLC, a Delaware limited liability company (“VaultLogix”), Data Protection Services, LLC, a Delaware limited liability company (“DPS”), U.S. Data Security Acquisition, LLC, a Delaware limited liability company (“USDSA”), London Bay – VL Acquisition Company, LLC (“Holding Company”), and Tier 1 Solutions, Inc. (“Tier 1”) (each of Holding Company and Tier 1, a “Seller,” and collectively, the “Sellers”).  Pursuant to the Purchase Agreement, we agreed to acquire from Sellers all of the outstanding membership interests of VaultLogix, DPS and USDSA.

On May 30, 2014, we entered into an amendment to the Purchase Agreement (the “Amendment”), pursuant to which we agreed to extend the final termination date of the Purchase Agreement to July 25, 2014.  The effectiveness of the Amendment is contingent upon our payment to Sellers of an extension fee in the amount of $500,000 (the “Extension Fee”) by the close of business on June 13, 2014.  Upon payment of the Extension Fee, (i) such Extension fee shall constitute a non-refundable deposit on the cash portion of the purchase price payable to Sellers at closing, and (ii) we shall have no further obligation to pay the $500,000 break-up fee as set forth in the Purchase Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Amendment to Interest Purchase Agreement, dated May 30, 2014, among InterCloud Systems, Inc., VaultLogix, LLC, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, London Bay – VL Acquisition Company, LLC and Tier 1 Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment to Interest Purchase Agreement, dated May 30, 2014, among InterCloud Systems, Inc., VaultLogix, LLC, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, London Bay – VL Acquisition Company, LLC and Tier 1 Solutions, Inc.